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                                                                     Exhibit 2.2


                                   EXHIBIT 2.2

                         LIST OF SCHEDULES AND EXHIBITS
                               TO MERGER AGREEMENT
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SCHEDULES AND EXHIBITS TO THE AGREEMENT AND PLAN OF MERGER.

Exhibit 1.04(a)              Amended and Restated Articles of Organization of Surviving Corp.
Exhibit 1.04(b)              Amended ByLaws of Surviving Corporation
Exhibit 2.02                 Stock Option Plan
Schedule 2.06(b)(i)          Financing Shareholders
Schedule 2.06(b)(ii)         List of Parent's Original Common Stockholders
Exhibit 2.06(b)(iii)         Contribution Agreement
Exhibit 2.06(c)              Warrant
Exhibit 2.07(b)              Lock-Up Agreement
Exhibit 2.08                 Consulting Agreement
Exhibit 2.13(a)              Shepard Employment Agreement
Exhibit 2.14                 Use of Proceeds
Exhibit 3.01(b)(i)(A)        Articles of Incorporation and ByLaws of Parent
Exhibit 3.01(b)(i)(B)        Articles of Incorporation and ByLaws of Merger-Sub
Schedule 3.01(b)(ii)         Stockholders of Parent and Merger-Sub
Schedule 3.01(b)(v)          Debt Obligations
Schedule 3.01(d)(ii)         Governmental and other Consents
Schedule 3.01(g)             Materially Adverse Events
Schedule 3.01(h)             Material Liabilities and Obligations
Schedule 3.01(i)             Actions against Parent or Merger-Sub
Schedule 3.01(p)(i)          Employees of Parent and Merger-Sub
Schedule 3.01(p)(ii)         Restrictions on Parent or Merger-Sub
Schedule 3.01(q)             Property of Parent and Merger-Sub
Schedule 3.01(r)             Unfiled Tax Returns
Schedule 3.01(s)             Brokers fees
Schedule 3.01(aa)            Insurance Policies
Schedule 3.01(bb)            Non-Compliance with Environmental Laws
Schedule 3.01(gg)            Required Consents to Merger
Exhibit 3.02(b)              Articles of Organization and ByLaws of booktech
Schedule 3.02(b)(i)          Stockholders of booktech
Schedule 3.02(b)(ii)         Debt Obligations of booktech
Exhibit 3.02(e)              Intangibles
Schedule 3.02(m)             Brokers fees
Schedule 3.02(o)             Tax Claims
Schedule 3.02(s)(i)          booktech Employees
Schedule 3.02(s)(ii)         Collective Bargaining Agreements
Schedule 3.02(t)             Material Property Owned by booktech
Schedule 3.02(aa)            booktech Leases
Schedule 3.02(bb)            Material Contracts
Schedule 3.02(dd)            booktech Insurance Policies
Schedule 3.02(ee)            Non-Compliance with Environmental Laws
Schedule 3.02(ee)(i)(10)     Property for Storage of (Chemical Substances)
Schedule 3.02(ee)(i)(11)     Waste disposal facilities
Schedule 3.02(ee)(i)(12)     Underground Storage Tanks
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
Schedule 3.02(ee)(i)(13)     Environmental Audits
Schedule 3.02(jj)            Required Consents and Approvals
Exhibit 4.01(a)(i)           Articles of Incorporation and ByLaws of Merger-Sub at Closing
Exhibit 4.01(a)(ii)          Articles of Incorporation and ByLaws of Parent at Closing
Schedule 4.01(b)             Agreements to Sell Parent or Merger-Sub Stock
Exhibit 4.01(q)              Form of Investor Agreement
Schedule 4.01(s)             Third Party Consents
Exhibit 4.02(a)              Articles of Incorporation and ByLaws of Booktech
Schedule 4.02(b)             Agreement for Sale of Shares
Exhibit 5.02(g)              Form of Opinion of Counsel
Exhibit 5.03(k)              Form of Opinion of Counsel
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